Exhibit 99.1

TIME WARNER INC. REPORTS THIRD-QUARTER 2017 RESULTS

Third-Quarter Highlights

•	Revenues increased 6% to $7.6 billion

•	Home Box Office grew Subscription revenues 12%, its highest quarterly growth in 13 years

•	Operating Income grew 11% to $2.2 billion and Adjusted Operating Income grew 13% to $2.3 billion

•	Warner Bros. posted record third-quarter Operating Income and Adjusted Operating Income

•	EPS of $1.73 and Adjusted EPS of $1.82

•	Cash Provided by Operations from Continuing Operations and Free Cash Flow totaled $4.0 billion and $3.6 billion, respectively, through the third quarter, up 12% and 8%, respectively

NEW YORK, October 26, 2017 – Time Warner Inc. (NYSE:TWX) today reported financial results for its third quarter ended September 30, 2017.

Chairman and Chief Executive Officer Jeff Bewkes said: “We delivered very strong third-quarter results, keeping us on track to achieve our objectives for 2017. Both Turner and Home Box Office achieved double-digit gains in Subscription revenues, including HBO’s highest quarterly growth in 13 years, while Warner Bros. had a terrific quarter in theatrical, which all contributed to us increasing Operating Income by 11% and Adjusted Operating Income by 13%. Warner Bros.’ latest blockbuster, It, followed other box office successes, including Annabelle: Creation, Dunkirk and Wonder Woman, which have earned Warner Bros. the #1 spot at the domestic box office so far this year. Turner boasted the #1 comedy across all television among adults 18-34 with Adult Swim’s Rick and Morty and TNT’s NBA Opening Night doubleheader averaged 4.9 million total viewers, up 53% compared to last year. CNN also maintained its strength as the #1 news network among adults 18-49 in both primetime and total day, and had its most-watched third quarter ever among total viewers.”

Mr. Bewkes continued: “Home Box Office’s creative excellence was again recognized at the Primetime Emmy Awards where HBO received more Primetime Emmys than any other network for the 16th consecutive year. The seventh season of Game of Thrones concluded during the quarter with an average of 33 million viewers, a record for an HBO original series. Our results and these highlights reflect our continued focus on executing our strategy, which includes both creating the most engaging content and advancing the ways that consumers can enjoy and experience our content and brands across platforms. The ability to accelerate our pace of innovation and connect more directly with consumers are among the reasons we are excited about our proposed merger with AT&T, which remains on track to close before year end, pending regulatory review and consents.”

Company Results

Revenues grew 6% to $7.6 billion due to increases at all operating divisions. Operating Income increased 11% to $2.2 billion and Adjusted Operating Income increased 13% to $2.3 billion due to increases at all operating divisions.

The Company posted Diluted Income per Common Share from Continuing Operations (“EPS”) of $1.73, compared to $1.87 for the prior year quarter. Adjusted Diluted Income per Common Share from Continuing Operations

(“Adjusted EPS”) was $1.82, compared to $1.83 for the prior year quarter. EPS and Adjusted EPS for last year’s third quarter included a net tax benefit of $0.28 related to an Internal Revenue Service (“IRS”)-approved tax accounting method change.

For the first nine months of 2017, Cash Provided by Operations from Continuing Operations reached $4.0 billion and Free Cash Flow totaled $3.6 billion, increasing 12% and 8%, respectively, compared to the first nine months of 2016.

Merger Update

The Company continues to expect its pending merger with AT&T to close before year end 2017.

Refer to “Use of Non-GAAP Financial Measures” in this release for a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Segment Performance

The schedule below reflects Time Warner’s financial performance for the three and nine months ended September 30, by line of business (millions).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Turner	$2,768	$2,610	$8,958	$8,526
Home Box Office	1,605	1,426	4,649	4,399
Warner Bros.	3,460	3,402	9,813	9,169
Intersegment eliminations	(238)	(271)	(760)	(667)

Total Revenues	$7,595	$7,167	$22,660	$21,427

Operating Income (Loss) (a):
Turner	$1,243	$1,162	$3,463	$3,531
Home Box Office	552	530	1,666	1,488
Warner Bros.	538	428	1,249	1,160
Corporate	(92)	(95)	(334)	(330)
Intersegment eliminations	4	(11)	(31)	7

Total Operating Income	$2,245	$2,014	$6,013	$5,856

Adjusted Operating Income (Loss) (a):
Turner	$1,267	$1,203	$3,484	$3,575
Home Box Office	565	530	1,706	1,497
Warner Bros.	576	433	1,347	1,076
Corporate	(73)	(85)	(259)	(313)
Intersegment eliminations	4	(11)	(31)	7

Total Adjusted Operating Income	$2,339	$2,070	$6,247	$5,842

Depreciation and Amortization:
Turner	$54	$52	$164	$156
Home Box Office	26	21	72	66
Warner Bros.	82	86	246	261
Corporate	7	7	21	19

Total Depreciation and Amortization	$169	$166	$503	$502

(a)	Operating Income (Loss) and Adjusted Operating Income (Loss) for the three and nine months ended September 30, 2017 and 2016 included restructuring and severance costs of (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Turner	$(1)	$(8)	$(8)	$(15)
Home Box Office	(1)	—	(6)	(41)
Warner Bros.	1	(1)	(8)	(6)
Corporate	(2)	(2)	(1)	(2)

Total Restructuring and Severance Costs	$(3)	$(11)	$(23)	$(64)

Presented below is a discussion of the performance of Time Warner’s segments for the third quarter of 2017. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.

TURNER

Revenues increased 6% ($158 million) to $2.8 billion, due to increases of 13% ($186 million) in Subscription revenues and 4% ($5 million) in Content and other revenues, partially offset by a decline of 3% ($33 million) in Advertising revenues. Subscription revenues benefited from higher domestic rates and growth at Turner’s international networks, partially offset by lower domestic subscribers. Content and other revenues increased due to higher licensing revenues. The decline in Advertising revenues was due to lower delivery at certain domestic networks, partially offset by increases at Turner’s news businesses.

Operating Income increased 7% ($81 million) to $1.2 billion due to the growth in revenues partially offset by higher expenses, including increased programming and marketing costs. Programming expenses grew 8% primarily due to higher original programming costs at Turner’s domestic entertainment networks. Marketing expenses increased mainly to support original series on Turner’s domestic entertainment networks.

Adjusted Operating Income increased 5% ($64 million) to $1.3 billion.

Year-to-date through the third quarter, Turner had three of the top five ad-supported cable networks in primetime among adults 18-49 and Adult Swim’s Rick and Morty ranked as the #1 comedy across all of television among adults 18-34. During the third quarter of 2017, CNN was the #1 news network among adults 18-49 in both primetime and total day, had its most-watched third quarter ever among total viewers, and was the leading digital news destination for multiplatform unique visitors and video starts for the seventh and tenth consecutive quarter, respectively. Viewership of TNT’s NBA Opening Night doubleheader averaged 4.9 million total viewers, up 53% compared to last year. TBS’ Major League Baseball postseason coverage averaged 4.6 million total viewers, up 46% over the prior year.

HOME BOX OFFICE

Revenues increased 13% ($179 million) to $1.6 billion, due to increases of 12% ($156 million) in Subscription revenues and 14% ($23 million) in Content and other revenues. Subscription revenues increased due to higher domestic subscribers and rates and international growth. The increase in Content and other revenues was primarily due to higher international licensing and home entertainment revenues.

Operating Income increased 4% ($22 million) to $552 million. The growth in revenues more than offset increased expenses, including higher marketing and programming costs. Programming expenses increased 7% due to higher original programming costs, primarily related to the timing of original series. The increase in marketing costs was related to HBO’s OTT products and original programming.

Adjusted Operating Income increased 7% ($35 million) to $565 million.

In September, HBO received 29 Primetime Emmy Awards, the most of any network for the 16th consecutive year, including Outstanding Comedy Series for Veep, Outstanding Limited Series for Big Little Lies and Outstanding Variety Talk Series for Last Week Tonight with John Oliver. Average viewership for the seventh season of Game of Thrones increased 27% year over year to 33 million viewers, a record for an HBO original series. The second season of Insecure saw average viewership increase 51%.

WARNER BROS.

Revenues increased 2% ($58 million) to $3.5 billion, reflecting higher theatrical and videogames revenues partially offset by lower television revenues. Theatrical revenues increased due to higher home entertainment and television licensing revenues of theatrical product. Videogames revenues increased primarily due to carryover revenue from Injustice 2. The decrease in television revenues was mainly related to lower initial telecast revenues.

Operating Income increased 26% ($110 million) to $538 million due to the increase in revenues and higher contributions from this quarter’s box office releases, including It and Annabelle: Creation, as well as lower print and advertising costs due to fewer releases.

Adjusted Operating Income increased 33% ($143 million) to $576 million.

Through October 24, It has grossed over $650 million at the global box office, is the highest grossing horror film ever and posted the largest domestic opening weekend ever for a September film release. With the release of Annabelle: Creation, the Conjuring universe of films has grossed more than $1.2 billion at the global box office to date. For the 2017-2018 television season, Warner Bros. is producing 37 shows across the broadcast networks, including Young Sheldon, which was the most-watched comedy series premiere in six years.

CONSOLIDATED NET INCOME AND PER SHARE RESULTS

Third-Quarter Results

For the three months ended September 30, 2017, the Company had Income from Continuing Operations attributable to Time Warner Inc. shareholders of $1.4 billion and EPS of $1.73. This compares to Income from Continuing Operations attributable to Time Warner Inc. shareholders for the third quarter of 2016 of $1.5 billion and EPS of $1.87. Adjusted EPS was $1.82 for the three months ended September 30, 2017, compared to $1.83 for last year’s third quarter. EPS and Adjusted EPS in the prior year quarter included a $0.28 net tax benefit from an IRS-approved tax accounting method change.

For the third quarters of 2017 and 2016, the Company had Net Income attributable to Time Warner Inc. shareholders of $1.4 billion and $1.5 billion, respectively.

USE OF NON-GAAP FINANCIAL MEASURES

The Company utilizes Adjusted Operating Income (Loss), Adjusted Operating Income margin and Adjusted EPS, among other measures, to evaluate the performance of its businesses. These measures are considered important indicators of the operational strength of the Company’s businesses. Some limitations of Adjusted Operating Income (Loss), Adjusted Operating Income margin and Adjusted EPS are that they do not reflect certain charges that affect the operating results of the Company’s businesses and they involve judgment as to whether items affect fundamental operating performance.

Adjusted Operating Income (Loss) is Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets; gains and losses on operating assets (other than deferred gains on sale-leasebacks); gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; external costs related to mergers, acquisitions or dispositions (including restructuring and severance costs associated with dispositions), as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and the foreign currency loss during the three months ended March 31, 2015 related to the translation of net monetary assets denominated in Venezuelan currency resulting from the Company’s change to the Simadi exchange rate during the quarter ended March 31, 2015. Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues.

Beginning with periods ending on or after October 1, 2016, Adjusted Operating Income (Loss) is defined as Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets; gains and losses on operating assets (other than deferred gains on sale-leasebacks); gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; costs related to the pending acquisition by AT&T Inc. (including retention, restructuring and severance costs associated with the transaction); external costs related to mergers, acquisitions or dispositions (including restructuring and severance costs associated with dispositions), as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and the foreign currency loss during the three months ended March 31, 2015 related to the translation of net monetary assets denominated in Venezuelan currency resulting from the Company’s change to the Simadi exchange rate during the quarter ended March 31, 2015.

Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders with the following items excluded from Income from Continuing Operations attributable to Time Warner Inc. common shareholders: noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets (other than deferred gains on sale-leasebacks), liabilities (including extinguishments of debt) and investments, in each case including associated costs of the transaction; gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; external costs related to mergers, acquisitions, investments or dispositions (including restructuring and severance costs associated with dispositions), as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; the foreign currency loss during the three months ended March 31, 2015 related to the translation of net monetary assets denominated in Venezuelan currency resulting from the Company’s change to the Simadi exchange rate during the quarter ended March 31, 2015; and amounts attributable to businesses classified as discontinued operations; as well as the impact of taxes and noncontrolling interests on the above items and the Company’s share of the above items with respect to equity method investments. Adjusted EPS is considered an important indicator of the operational strength of the Company’s businesses as this measure eliminates amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies.

Beginning with periods ending on or after October 1, 2016, Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders with the following items excluded from Income from Continuing Operations attributable to Time Warner Inc. common shareholders: noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets (other than deferred gains on sale-leasebacks), liabilities (including extinguishments of debt) and investments, in each case including associated costs of the transaction; gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; costs related to the pending acquisition by AT&T Inc. (including retention, restructuring and severance costs associated with the transaction); external costs related to mergers, acquisitions, investments or dispositions (including restructuring and severance costs associated with dispositions), as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; the foreign currency loss during the three months ended March 31, 2015 related to the translation of net monetary assets denominated in Venezuelan currency resulting from the Company’s change to the Simadi exchange rate during the quarter ended March 31, 2015; and amounts attributable to businesses classified as discontinued operations; as well as the impact of taxes and noncontrolling interests on the above items and the Company’s share of the above items with respect to equity method investments.

For periods ending on or before December 31, 2016, Free Cash Flow has been defined as Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions (including restructuring and severance costs associated with dispositions), to the extent such costs are expensed, contingent consideration payments made in connection with acquisitions, and excess tax benefits from equity instruments, less capital expenditures, principal payments on capital leases and partnership distributions, if any.

On January 1, 2017, the Company adopted, on a prospective basis, new accounting guidance that requires excess tax benefits from equity instruments to be classified as a cash flow from operating activities in the Consolidated Statement of Cash Flows. Previously, excess tax benefits from equity instruments were classified as a cash flow from financing activities and amounts related to such excess tax benefits were added in the calculation of Free Cash Flow. Because of the Company’s adoption of the new accounting guidance, such adjustment is no longer necessary. Therefore, beginning with periods ending on or after January 1, 2017, Free Cash Flow is defined as Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions (including restructuring and severance costs associated with dispositions), to the extent such costs are expensed, and contingent consideration payments made in connection with acquisitions, less capital expenditures, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate the performance and liquidity of its businesses and considers Free Cash Flow when making decisions regarding strategic investments, dividends and share repurchases. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

A general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), Diluted Income per Common Share from Continuing Operations and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

ABOUT TIME WARNER INC.

Time Warner Inc., a global leader in media and entertainment with businesses in television networks and film and TV entertainment, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide on a multi-platform basis.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of Time Warner’s businesses, including the pending merger with AT&T Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

INFORMATION ON BUSINESS OUTLOOK RELEASE

Time Warner Inc. issued a separate release today regarding its 2017 full-year business outlook.

CONTACTS:
Corporate Communications	Investor Relations
Keith Cocozza (212) 484-7482	Jessica Holscott (212) 484-6720
Michael Senno (212) 484-8950

TIME WARNER INC.

CONSOLIDATED BALANCE SHEET

(Unaudited; millions, except share amounts)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and equivalents	$2,621	$1,539
Receivables, less allowances of $712 and $981	8,997	8,699
Inventories	2,198	2,062
Prepaid expenses and other current assets	792	1,185

Total current assets	14,608	13,485
Noncurrent inventories and theatrical film and television production costs	8,367	7,916
Investments, including available-for-sale securities	3,732	3,337
Property, plant and equipment, net	2,555	2,510
Intangible assets subject to amortization, net	647	783
Intangible assets not subject to amortization	7,006	7,005
Goodwill	27,784	27,752
Other assets	3,644	3,178

Total assets	$68,343	$65,966

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$7,969	$7,192
Deferred revenue	725	564
Debt due within one year	1,157	1,947

Total current liabilities	9,851	9,703
Long-term debt	21,898	22,392
Deferred income taxes	2,490	2,678
Deferred revenue	480	486
Other noncurrent liabilities	6,320	6,341
Redeemable noncontrolling interest	36	29
Equity
Common stock, $0.01 par value, 1.652 billion and 1.652 billion shares issued and 779 million and 772 million shares outstanding	17	17
Additional paid-in capital	145,373	146,780
Treasury stock, at cost (873 million and 880 million shares)	(47,137)	(47,497)
Accumulated other comprehensive loss, net	(1,389)	(1,510)
Accumulated deficit	(69,597)	(73,455)

Total Time Warner Inc. shareholders’ equity	27,267	24,335
Noncontrolling interest	1	2

Total equity	27,268	24,337

Total liabilities and equity	$68,343	$65,966

See accompanying notes.

TIME WARNER INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited; millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$7,595	$7,167	$22,660	$21,427
Costs of revenues	(3,928)	(3,873)	(12,466)	(11,718)
Selling, general and administrative	(1,378)	(1,179)	(4,080)	(3,688)
Amortization of intangible assets	(45)	(48)	(136)	(143)
Restructuring and severance costs	(3)	(11)	(23)	(64)
Asset impairments	(9)	(30)	(11)	(35)
Gain (loss) on operating assets, net	13	(12)	69	77

Operating income	2,245	2,014	6,013	5,856
Interest expense, net	(254)	(298)	(762)	(874)
Other income (loss), net	(70)	(27)	77	(198)

Income from continuing operations before income taxes	1,921	1,689	5,328	4,784
Income tax provision	(550)	(217)	(1,472)	(1,187)

Income from continuing operations	1,371	1,472	3,856	3,597
Discontinued operations, net of tax	—	(5)	—	35

Net income	1,371	1,467	3,856	3,632
Less Net loss attributable to noncontrolling interests	1	—	2	1

Net income attributable to Time Warner Inc. shareholders	$1,372	$1,467	$3,858	$3,633

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$1,372	$1,472	$3,858	$3,598
Discontinued operations, net of tax	—	(5)	—	35

Net income	$1,372	$1,467	$3,858	$3,633

Per share information attributable to Time Warner Inc. common shareholders:
Basic income per common share from continuing operations	$1.76	$1.89	$4.95	$4.58
Discontinued operations	—	—	—	0.04

Basic net income per common share	$1.76	$1.89	$4.95	$4.62

Average basic common shares outstanding	778.0	776.2	775.8	783.8

Diluted income per common share from continuing operations	$1.73	$1.87	$4.88	$4.53
Discontinued operations	—	(0.01)	—	0.04

Diluted net income per common share	$1.73	$1.86	$4.88	$4.57

Average diluted common shares outstanding	791.7	787.5	790.3	795.1

Cash dividends declared per share of common stock	$0.4025	$0.4025	$1.6100	$1.2075

See accompanying notes.

TIME WARNER INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended September 30,

(Unaudited; millions)

	2017	2016
OPERATIONS
Net income	$3,856	$3,632
Less Discontinued operations, net of tax	—	(35)

Net income from continuing operations	3,856	3,597
Adjustments for noncash and nonoperating items:
Depreciation and amortization	503	502
Amortization of film and television costs	6,381	5,884
Asset impairments	11	35
Gain on investments and other assets, net	(324)	(75)
Equity in losses of investee companies, net of cash distributions	188	293
Equity-based compensation	178	201
Deferred income taxes	(120)	267
Changes in operating assets and liabilities, net of acquisitions	(6,715)	(7,160)

Cash provided by operations from continuing operations	3,958	3,544
Cash used by operations from discontinued operations	(11)	(10)

Cash provided by operations	3,947	3,534

INVESTING ACTIVITIES
Investments in available-for-sale securities	(1)	(7)
Investments and acquisitions, net of cash acquired	(510)	(975)
Capital expenditures	(362)	(270)
Other investment proceeds	341	253

Cash used by investing activities	(532)	(999)

FINANCING ACTIVITIES
Borrowings	—	942
Debt repayments	(1,396)	(304)
Proceeds from exercise of stock options	167	127
Excess tax benefit from equity instruments	—	59
Principal payments on capital leases	(32)	(11)
Repurchases of common stock	—	(2,119)
Dividends paid	(948)	(954)
Other financing activities	(124)	(122)

Cash used by financing activities	(2,333)	(2,382)

INCREASE IN CASH AND EQUIVALENTS	1,082	153
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	1,539	2,155

CASH AND EQUIVALENTS AT END OF PERIOD	$2,621	$2,308

See accompanying notes.

TIME WARNER INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Time Warner Inc. (“Time Warner” or the “Company”) is a leading media and entertainment company, whose businesses include television networks, and film and TV entertainment. Time Warner classifies its operations into three reportable segments: Turner: consisting principally of cable networks and digital media properties; Home Box Office: consisting principally of premium pay television services and a service that delivers video content to consumers over the internet (“OTT service”) domestically and premium pay, basic tier television and OTT services internationally; and Warner Bros.: consisting principally of television, feature film, home video and videogame production and distribution.

On October 22, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AT&T Inc. (“AT&T”), West Merger Sub, Inc., and West Merger Sub II, LLC, pursuant to which the Company will be acquired by AT&T for a combination of $53.75 and shares of AT&T stock. At the time of entry into the Merger Agreement, the value of the merger consideration was $107.50 per share of Time Warner common stock and the value will vary, subject to a collar, prior to the closing of the transaction. Time Warner shareholders adopted the Merger Agreement at a special meeting of shareholders held on February 15, 2017. The merger is conditioned on the receipt of certain antitrust and other required regulatory consents. The merger is expected to close before year-end 2017.

Note 2. INTERSEGMENT TRANSACTIONS

Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Intersegment Revenues
Turner	$19	$25	$69	$79
Home Box Office	1	(3)	6	2
Warner Bros.	218	249	685	586

Total intersegment revenues	$238	$271	$760	$667

Note 3. WARNER BROS. HOME VIDEO AND ELECTRONIC DELIVERY REVENUES

Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Home video and electronic delivery of theatrical product revenues	$424	$368	$1,135	$910
Home video and electronic delivery of television product revenues	98	134	263	313

Note 4. SUMMARY OF DISCONTINUED OPERATIONS

For the three months ended September 30, 2016, Discontinued operations, net of tax was expense of $5 million ($0.01 of diluted loss from discontinued operations per common share) related to pension settlement charges related to businesses the Company previously disposed of. For the nine months ended September 30, 2016, Discontinued operations, net of tax was income of $35 million ($0.04 of diluted income from discontinued operations per common share), which also included the recognition of additional tax benefits associated with certain foreign tax attributes of Warner Music Group, which the Company disposed of in 2004.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; dollars in millions)

Reconciliations of

Adjusted Operating Income (Loss) to Operating Income (Loss) and

Adjusted Operating Income Margin to Operating Income Margin

Three Months Ended September 30, 2017(a)

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) on Operating Assets, Net	AT&T Merger Costs	Other	Operating Income (Loss)
Turner	$1,267	$(5)	$13	$(32)	$—	$1,243
Home Box Office	565	—	—	(13)	—	552
Warner Bros.	576	(4)	—	(29)	(5)	538
Corporate	(73)	—	—	(19)	—	(92)
Intersegment eliminations	4	—	—	—	—	4

Time Warner	$2,339	$(9)	$13	$(93)	$(5)	$2,245

Margin(b)	30.8%	(0.1)%	0.2%	(1.2)%	(0.1)%	29.6%

Three Months Ended September 30, 2016(a)

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) on Operating Assets, Net	AT&T Merger Costs	Other	Operating Income (Loss)
Turner	$1,203	$(25)	$(13)	$—	$(3)	$1,162
Home Box Office	530	—	—	—	—	530
Warner Bros.	433	(5)	1	—	(1)	428
Corporate	(85)	—	—	—	(10)	(95)
Intersegment eliminations	(11)	—	—	—	—	(11)

Time Warner	$2,070	$(30)	$(12)	$—	$(14)	$2,014

Margin(b)	28.9%	(0.4)%	(0.2)%	—%	(0.2)%	28.1%

Please see below for additional information on items affecting comparability.

(a)	Descriptions of the adjustments presented in the table follow the reconciliations of Adjusted EPS to Diluted Income per Common Share from Continuing Operations.
(b)	Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues. Operating Income margin is defined as Operating Income divided by Revenues.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; dollars in millions)

Reconciliations of

Adjusted Operating Income (Loss) to Operating Income (Loss) and

Adjusted Operating Income Margin to Operating Income Margin

Nine Months Ended September 30, 2017(a)

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) on Operating Assets, Net	AT&T Merger Costs	Other	Operating Income (Loss)
Turner	$3,484	$(5)	$68	$(83)	$(1)	$3,463
Home Box Office	1,706	—	—	(40)	—	1,666
Warner Bros.	1,347	(6)	1	(78)	(15)	1,249
Corporate	(259)	—	—	(75)	—	(334)
Intersegment eliminations	(31)	—	—	—	—	(31)

Time Warner	$6,247	$(11)	$69	$(276)	$(16)	$6,013

Margin(b)	27.6%	(0.1)%	0.3%	(1.2)%	(0.1)%	26.5%

Nine Months Ended September 30, 2016(a)

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) on Operating Assets, Net	AT&T Merger Costs	Other	Operating Income (Loss)
Turner	$3,575	$(25)	$(15)	$—	$(4)	$3,531
Home Box Office	1,497	—	—	—	(9)	1,488
Warner Bros.	1,076	(6)	92	—	(2)	1,160
Corporate	(313)	(4)	—	—	(13)	(330)
Intersegment eliminations	7	—	—	—	—	7

Time Warner	$5,842	$(35)	$77	$—	$(28)	$5,856

Margin(b)	27.3%	(0.2)%	0.4%	—%	(0.2)%	27.3%

Please see below for additional information on items affecting comparability.

(a)	Descriptions of the adjustments presented in the table follow the reconciliations of Adjusted EPS to Diluted Income per Common Share from Continuing Operations.
(b)	Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues. Operating Income margin is defined as Operating Income divided by Revenues.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions, except per share amounts)

Reconciliation of

Adjusted EPS to Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc.

common shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Asset impairments	$(9)	$(30)	$(11)	$(35)
Gain (loss) on operating assets, net	13	(12)	69	77
Costs related to the AT&T merger	(93)	—	(276)	—
Other	(5)	(14)	(16)	(28)

Impact on Operating Income	(94)	(56)	(234)	14
Investment gains, net	—	57	255	93
Amounts related to the separation or disposition of former Time Warner segments	(4)	(8)	(10)	(17)
Items affecting comparability relating to equity method investments	1	1	1	(139)

Pretax impact	(97)	(6)	12	(49)
Income tax impact of above items	30	35	45	(18)

Impact of items affecting comparability on income from continuing operations	$(67)	$29	$57	$(67)

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$1,372	$1,472	$3,858	$3,598
Less Impact of items affecting comparability on income from continuing operations	(67)	29	57	(67)

Adjusted income from continuing operations	$1,439	$1,443	$3,801	$3,665

Per share information attributable to Time Warner Inc. common shareholders:
Diluted income per common share from continuing operations	$1.73	$1.87	$4.88	$4.53
Less Impact of items affecting comparability on diluted income per common share from continuing operations	(0.09)	0.04	0.07	(0.08)

Adjusted EPS	$1.82	$1.83	$4.81	$4.61

Average diluted common shares outstanding	791.7	787.5	790.3	795.1

Asset Impairments

During the three and nine months ended September 30, 2017, the Company recognized asset impairments, relating primarily to software, of $9 million and $11 million, respectively, which consisted of $4 million and $6 million, respectively, at the Warner Bros. segment and $5 million for both periods at the Turner segment. During the three and nine months ended September 30, 2016, the Company recognized asset impairments of $30 million and $35 million, respectively, which consisted of $25 million at Turner for both periods relating to an international broadcast license, $5 million and $6 million, respectively, at Warner Bros. relating to certain internally developed software and, for the nine months ended September 30, 2016, $4 million at Corporate relating to miscellaneous assets.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions, except per share amounts)

Gain (Loss) on Operating Assets, Net

During the three and nine months ended September 30, 2017, the Company recognized a $13 million gain on operating assets primarily relating to a non-income tax receivable at the Turner segment. During the nine months ended September 30, 2017, the Company also recognized a $49 million gain on the sale of an Atlanta broadcast television station at the Turner segment as well as miscellaneous gains of $6 million at the Turner segment and $1 million at the Warner Bros. segment. For the three months ended September 30, 2016, the Company recognized $12 million of loss on operating assets, primarily relating to the pending disposition of a business at the Turner segment. For the nine months ended September 30, 2016, the Company recognized $77 million of net gain on operating assets, consisting of $92 million of gains at the Warner Bros. segment, principally relating to the gain on the sale of the net assets of Warner Bros.’ Flixster business to Fandango Media, LLC, and $15 million of losses at the Turner segment, principally relating to the pending disposition of a business.

Costs Related to the AT&T Merger

For the three and nine months ended September 30, 2017, the Company recognized $93 million and $276 million, respectively, of costs related to the AT&T merger, consisting of $32 million and $83 million, respectively, at the Turner segment, $29 million and $78 million, respectively, at the Warner Bros. segment, $19 million and $75 million, respectively, at Corporate and $13 million and $40 million, respectively, at the Home Box Office segment. For the three and nine months ended September 30, 2017, these costs reflected $6 million and $42 million, respectively, of external transaction costs and $87 million and $234 million, respectively, of costs from employee retention programs (as discussed below). For the three and nine months ended September 30, 2017, $90 million and $268 million, respectively, of these costs are included in Selling, general and administrative expenses and the remainder in Costs of revenues in the accompanying Consolidated Statement of Operations.

In connection with entering into the Merger Agreement, the Company has granted 5.7 million special retention restricted stock units (“Special Retention RSUs”) as of September 30, 2017 to certain employees of Time Warner and its divisions, including all executive officers of Time Warner. Half of the Special Retention RSUs will vest 25% per year on each of the first four anniversaries of February 15, 2017, and the remaining half will vest 25% per year on each of the first four anniversaries of February 15, 2018. Pursuant to the Special Retention RSU agreements, vesting as a result of retirement is not permitted unless the employee retires after the merger has closed. In addition, the awards do not accelerate automatically following the closing of the merger. Instead, the employee must remain employed following the closing, and the awards will vest only on the scheduled vesting date or upon termination of employment under certain circumstances, such as termination without cause, for good reason or due to retirement.

In addition, certain employees of Time Warner and its divisions, including executive officers of Time Warner other than the Chairman and CEO, have received or will receive a cash retention award. Half of the award will become payable upon the closing of the merger, and the remaining half will become payable six months thereafter, in both cases, subject to continued employment on the relevant payment date. Payment will also be made upon termination without cause or for good reason.

Other

For the three and nine months ended September 30, 2017, Other includes external costs related to mergers, acquisitions or dispositions (other than the AT&T merger) of $5 million and $16 million, respectively, consisting of $5 million and $15 million at the Warner Bros. segment primarily related to severance costs associated with the shutdown of a business in Latin America and, for the nine months ended September 30, 2017, $1 million at the Turner segment. For the three and nine months ended September 30, 2016, Other includes external costs related to mergers, acquisitions or dispositions of $4 million and $9 million, respectively, consisting of $3 million and $4 million, respectively, at the Turner segment and $1 million and $2 million, respectively, at the Warner Bros. segment and, for the nine months ended September 30, 2016, $3 million at Corporate. For the three and nine months ended September 30, 2016, Other also includes $10 million of pension settlement charges at Corporate, and for the nine months ended September 30, 2016, $9 million of expenses at the Home Box Office segment related to Home Box Office’s withdrawal from a multiemployer benefit plan. External costs related to mergers, acquisitions or dispositions and the accrued benefit plan withdrawal expenses are included in Selling, general and administrative expenses in the accompanying Consolidated Statement of Operations.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions, except per share amounts)

Investment Gains, Net

Investment gains, net are included in Other income (loss), net in the accompanying Consolidated Statement of Operations. The detail of Investment gains, net is shown in the table below (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sale of interest in Omni Atlanta hotel joint venture	$—	$—	$99	$—
Gain on CME (a)	—	—	—	95
Gain on joint venture in Netherlands (b)	—	41	—	41
Fair value adjustments (c)	5	18	150	(44)
Gain (loss) on other investments	(5)	(2)	6	1

Investment gains, net	$—	$57	$255	$93

(a)	Related to financing transactions with Central European Media Enterprises Ltd. (“CME”) that were completed in the second quarter of 2016.
(b)	Related to a gain associated with an agreement to dissolve a Home Box Office joint venture in the Netherlands.
(c)	Related to warrants to purchase common stock of CME held by the Company.

Amounts Related to the Separation or Disposition of Former Time Warner Segments

The Company recognized $4 million and $10 million for the three and nine months ended September 30, 2017, respectively, and $8 million and $17 million for the three and nine months ended September 30, 2016, respectively, of losses related to the disposition of former Time Warner segments, primarily reflecting pension and other retirement benefits related to employees and former employees of Time Inc. These amounts have been reflected in Other income (loss), net in the accompanying Consolidated Statement of Operations.

Items Affecting Comparability Relating to Equity Method Investments

For both the three and nine months ended September 30, 2017, the Company recognized $1 million of income primarily related to its share of net investment gains recorded by equity method investees. For the three and nine months ended September 30, 2016, the Company recognized $1 million and $11 million of income, respectively, primarily related to net investment gains recorded by equity method investees and, for the nine months ended September 30, 2016, $150 million of losses related to the financing transactions with CME in 2016. These amounts have been reflected in Other income (loss), net in the accompanying Consolidated Statement of Operations.

Income Tax Impact

The income tax impact reflects the estimated tax provision or tax benefit associated with each item affecting comparability using the effective tax rate for the item. The estimated tax provision or tax benefit can vary based on certain factors, including the taxability or deductibility of the item and the applicable tax jurisdiction for the item. For the nine months ended September 30, 2017, the income tax impact includes a $69 million benefit primarily reflecting the reversal of a valuation allowance related to the use of capital loss carryforwards to offset the gains on the Turner segment’s sales of its interest in the joint venture that owns the Omni Atlanta hotel and its Atlanta broadcast television station.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions)

Reconciliation of Free Cash Flow to Cash Provided by Operations from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash provided by operations from continuing operations	$1,497	$1,571	$3,958	$3,544
Add external costs related to mergers, acquisitions, investments or dispositions and contingent consideration payments	10	3	23	13
Add excess tax benefits from equity instruments	—	19	—	59
Less capital expenditures	(160)	(108)	(362)	(270)
Less principal payments on capital leases	(21)	(4)	(32)	(11)

Free Cash Flow	$1,326	$1,481	$3,587	$3,335